EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
To the Board of Directors of HSBC Finance Corporation:
We consent to the incorporation of our report dated March 2, 2007, included in this Annual Report on Form 10-K of HSBC Finance Corporation (the Company) as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, into the Company’s previously filed Registration Statements No. 2-86383, No. 33-21343, No. 33-45454, No. 33-45455, No. 33-52211, No. 33-58727, No. 333-00397, No. 333-03673, No. 333-36589, No. 333-39639, No. 333-47073, No. 333-58291, No. 333-58289, No. 333-58287, No. 333-30600, No. 333-50000, No. 333-70794, No. 333-71198, No. 333-83474 and No. 333-99107 on Form S-8 and Registration Statements No. 33-55043, No. 33-55561, No. 33-64175, No. 333-02161, No. 333-14459, No. 333-47945, No. 333-59453, No. 333-60543, No. 333-72453, No. 333-82119, No. 333-33240, No. 333-45740, No. 333-56152, No. 333-61964, No. 333-73746, No. 333-75328, No. 333-85886, No. 333-111413, No. 33-44066, No. 33-57249, No. 333-01025, No. 333-27305, No. 333-33052, No. 333-53862, No. 333-60510, No. 333-100737, No. 333-120494, No. 333-120495, No. 333-120496 , No. 333-130580 and No. 333-128369 on Form S-3.
/s/ KPMG LLP
Chicago, Illinois
March 2, 2007